Exhibit 10.26
ARTISAN PARTNERS FUNDS, INC.
SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (the “Agreement”) is made as of this 12th day of May, 2015 by and between Artisan Partners Funds, Inc., a Wisconsin corporation registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end diversified management investment company (“Artisan Funds”), and Artisan Partners Limited Partnership, a Delaware limited partnership registered under the Investment Advisers Act of 1940, as amended, as an investment adviser (“Artisan Partners”).

WHEREAS, Artisan Funds and Artisan Partners previously entered into that certain Amended and Restated Investment Advisory Agreement, dated as of March 12, 2014 (the “Prior Agreement”); and

WHEREAS, Artisan Funds and Artisan Partners wish to amend and restate the Prior Agreement in its entirety as follows;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.Engagement of Artisan Partners.

(a) Artisan Partners shall manage the investment and reinvestment of the assets of each series of Artisan Funds listed on Schedule A hereto (each a “Fund” and together “the Funds”), as may be amended from time to time, subject to such policies as the board of directors of Artisan Funds (the “board”) may determine, for the period and on the terms set forth in this Agreement. Artisan Partners shall give due consideration to the investment policies and restrictions and the other statements concerning the Funds in Artisan Funds’ articles of incorporation, bylaws, and registration statements under the 1940 Act and the Securities Act of 1933 (“1933 Act”) and to the provisions of the Internal Revenue Code applicable to each Fund as a regulated investment company. Artisan Partners shall be deemed for all purposes to be an independent contractor and not an agent of Artisan Funds or any Fund, and unless otherwise expressly provided or authorized, shall have no authority to act for or represent Artisan Funds or any Fund in any way.

(b) Artisan Partners is authorized to make the decisions to buy and sell portfolio investments, to place each Fund’s portfolio transactions with broker-dealers, and to negotiate the terms of such transactions, including brokerage commissions on brokerage transactions, on behalf of such Fund.

Artisan Partners’ primary consideration in effecting a security or other transaction for a Fund will be to obtain best execution for the Fund, taking into account all factors Artisan Partners deems relevant, including, by way of example, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Subject to such policies as the board may determine and consistent with Section 28(e) of the

Securities Exchange Act of 1934, as amended, Artisan Partners shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused any Fund to pay a broker-dealer, acting as agent, for effecting a portfolio transaction an amount of commission in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if Artisan Partners determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or Artisan Partners’ overall responsibilities with respect to such Fund and to other clients as to which it exercises investment discretion, and in so doing shall not be required to make any reduction in its investment advisory fees.

(c) Artisan Partners may, from time to time, delegate to one or more sub-advisers (each a “Sub-adviser”) any of Artisan Partners’ duties under this Agreement with respect to any Fund. Any such Sub-adviser shall have all of the rights and powers of Artisan Partners as set forth in this Agreement and as specifically delegated to it by Artisan Partners with respect to such Fund; provided (i) that Artisan Partners must (A) oversee the provision of delegated services and (B) bear any additional costs for the services provided by any Sub-adviser and (ii) that no such delegation will relieve Artisan Partners of any of its obligations under this Agreement; and provided further, that the retention (or termination) of any Sub-adviser shall be approved in advance by (i) the board in conformity with the requirements of the 1940 Act, and (ii) the shareholders of the Fund if required under any applicable provisions of the 1940 Act and the rules and regulations under the 1940 Act, subject to any applicable guidance or interpretation of the Securities and Exchange Commission or its staff. Artisan Partners will review, monitor and report to the board regarding the performance and investment procedures of any Sub-adviser. A Sub-adviser may be an affiliate of Artisan Partners.

Artisan Partners represents that it will notify Artisan Funds of any change in the membership of Artisan Partners within a reasonable time after any such change, to the extent required by Section 205(a)(3) of the Advisers Act.

2. Expenses to be Paid by Artisan Partners. Artisan Partners shall furnish to Artisan Funds, at its own expense, office space and all necessary office facilities, equipment and personnel for managing each Fund. Artisan Partners shall also assume and pay all other expenses incurred by it in connection with managing the assets of each Fund; all expenses of marketing shares of each Fund to the extent that such expenses exceed amounts paid under any plan of distribution of shares pursuant to Section 12(b) of the 1940 Act; all expenses of placement of securities orders and related bookkeeping; and such portion of all fees, dues and other expenses related to membership of Artisan Funds in any trade association or other investment company organization as may be determined by the board from time to time. Artisan Partners shall not be obligated to pay any expenses of or for any Fund not expressly assumed by Artisan Partners herein.

3. Expenses to be Paid by Artisan Funds. Artisan Funds shall pay all expenses of its operation not specifically assumed by Artisan Partners, including, but not limited to, all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents, if any; all expenses associated with daily price computations, including pricing services used in the valuation of securities; all charges of legal counsel and of independent accountants; all compensation of directors other than those affiliated with Artisan Partners and all expenses incurred in connection with their services to Artisan Funds; all costs of borrowing money; all expenses of publication of notices and reports to its shareholders and to governmental bodies or regulatory agencies; all expenses of proxy solicitations of the Funds or of the board; all expenses of shareholder meetings; all expenses of typesetting of the Funds’ prospectuses and of printing and mailing copies of the prospectuses furnished to each then-existing shareholder or beneficial owner; all taxes and fees payable to federal, state or other governmental agencies, domestic or foreign; all stamp or other taxes; all expenses of printing and mailing certificates for shares of the Funds; all expenses of bond and insurance coverage required by law or deemed advisable by the board; all expenses of qualifying and maintaining qualification of shares of the Funds under the securities laws of such United States and non-United States jurisdictions as Artisan Funds may from time to time reasonably designate; all expenses of maintaining the registration of Artisan Funds under the 1933 Act and the 1940 Act; and such portion of all fees, dues and other expenses related to membership of Artisan Funds in any trade association or other investment company organization as may be determined by the board from time to time. In addition to the payment of expenses, the Funds also shall pay all brokers’ commissions and other charges relating to the purchase and sale of portfolio securities for the Funds. Any expenses borne by Artisan Funds that are attributable solely to the operation or business of any particular Fund shall be paid solely out of such Fund’s assets. Any expenses borne by Artisan Funds that are not solely attributable to any particular Fund shall be apportioned in such manner as Artisan Partners determines is fair and appropriate, or as otherwise specified by the board.

4. Compensation of Artisan Partners. For the services to be rendered and the charges and expenses to be assumed and to be paid by Artisan Partners hereunder, each Fund shall pay to Artisan Partners a monthly fee at the annual rate set forth in Schedule A hereto based on such Fund’s average daily net assets. If Artisan Partners shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

5. Services of Artisan Partners Not Exclusive. The services of Artisan Partners (and any person controlled by or under common control with Artisan Partners) to Artisan Funds hereunder are not to be deemed exclusive, and Artisan Partners (and any person controlled by or under common control with Artisan Partners) shall be free to render similar services to others so long as its services under this Agreement are not impaired by such other activities.

6. Services Other Than as Investment Adviser. Artisan Partners (or an affiliate of Artisan Partners) may act as broker for any Fund in connection with the purchase or sale of securities by or to such Fund if and to the extent permitted by procedures adopted from time to time by the board. Such brokerage services are not within the scope of the duties of Artisan Partners under this Agreement, and, within the limits permitted by law and the board, Artisan Partners (or an affiliate of Artisan Partners) may receive brokerage commissions, fees or other remuneration from such Fund for such services in addition to its fee for services as an investment adviser pursuant to this Agreement. Within the limits permitted by law, Artisan Partners may receive compensation from any Fund for other services performed by it for such Fund which are not within the scope of the duties of Artisan Partners under this Agreement.

7. Limitation of Liability of Artisan Partners. Artisan Partners shall not be liable to Artisan Funds or its shareholders for any loss suffered by Artisan Funds or its shareholders from or as a consequence of any act or omission of Artisan Partners, or of any of the partners, employees or agents of Artisan Partners, in connection with or pursuant to this Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of Artisan Partners in the performance of its duties or by reason of reckless disregard by Artisan Partners of its obligations and duties under this Agreement.

8. Duration and Renewal. This Agreement is effective with respect to each Fund as of each Fund’s Original Effective date set forth in Schedule A. Unless terminated as provided in Section 9 of this Agreement, this Agreement shall continue in full force and effect through each Fund’s Initial Term End Date set forth in Schedule A (which date shall not be later than the date that is two years from the Original Effective Date), and shall continue in full force and effect with respect to each Fund for successive periods of one year thereafter, but only so long as each continuance is specifically approved at least annually (a) by a majority of those directors who are not interested persons of Artisan Funds or of Artisan Partners, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the board or vote of the holders of a “majority of the outstanding shares of the Fund”; provided, however, that if the continuance of this Agreement is submitted to the shareholders of a Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, Artisan Partners may continue to serve hereunder as investment adviser to such Fund in a manner consistent with the 1940 Act and the rules and regulations under the 1940 Act, subject to any applicable guidance or interpretation of the Securities and Exchange Commission or its staff.

9. Termination. This Agreement may be terminated as to any Fund at any time, without payment of any penalty, by the board or by vote of the holders of a majority of the outstanding shares of such Fund, upon 60 days’ written notice, delivered or mailed by registered mail, postage prepaid, to Artisan Partners. This Agreement may be terminated as to any Fund by Artisan Partners at any time, without payment of any penalty, upon 60 days’ written notice, delivered or mailed by registered mail, postage prepaid, to Artisan Funds. This Agreement shall terminate automatically, without payment of any penalty, in the event of its assignment, provided that no delegation of responsibilities by Artisan Partners pursuant to Section 1(c) of this Agreement shall be deemed to constitute an assignment. The termination of this Agreement with respect to any one Fund shall not be deemed to terminate this Agreement with respect to any other Fund.

10. Amendment. This Agreement may not be amended orally, but only by an instrument in writing signed by the party against which enforcement of the amendment is sought. No amendment to this Agreement shall become effective until approved in a manner consistent with the 1940 Act, the rules and regulations thereunder and any applicable guidance or interpretation of the Securities and Exchange Commission or its staff.

11. Definitions.

For the purposes of this Agreement, the term “a majority of the outstanding shares of the Fund” will be construed in accordance with the definition of “vote of a majority of the outstanding voting securities of a company” in Section 2(a)(42) of the 1940 Act.

For the purposes of this Agreement, the terms “affiliated person,” “control,” “interested person” and “assignment” have their respective meanings defined in the 1940 Act, subject,

however, to the rules and regulations under the 1940 Act and any applicable guidance or interpretation of the Securities and Exchange Commission or its staff; the term “approve at least annually” will be construed in a manner consistent with the 1940 Act and the rules and regulations under the 1940 Act and any applicable guidance or interpretation of the Securities and Exchange Commission or its staff; and the term “brokerage and research services” has the meaning given in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and under any applicable guidance or interpretation of the Securities and Exchange Commission or its staff.

IN WITNESS WHEREOF, ARTISAN PARTNERS FUNDS, INC. and ARTISAN PARTNERS LIMITED PARTNERSHIP have each caused this Agreement to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

Artisan Partners Funds, Inc.

By:    /s/ Sarah A. Johnson

Artisan Partners Limited Partnership

By:    /s/ Sarah A. Johnson

Schedule A

Amended as of May 6, 2022 to add Artisan International Explorer Fund’s Annual Rate of Fee

Fund	Annual Rate of Fee	Asset Base	Original Effective Date of Agreement	Initial Term End Date
Developing World Fund	1.050% 1.025% 1.000% 0.975% 0.950%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	May 12, 2015	May 12, 2017
Emerging Markets Debt Opportunities Fund	0.750% 0.725% 0.700% 0.675% 0.650%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 17, 2022	February 17, 2024
Floating Rate Fund	0.680% 0.660% 0.640% 0.620% 0.600%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $10 billion over $10 billion	November 10, 2021	November 10, 2023
Focus Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 16, 2017	February 16, 2019
Global Discovery Fund	0.975% 0.950% 0.925% 0.900% 0.875%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	August 18, 2017	August 18, 2019
Global Equity Fund	0.900% 0.875% 0.850% 0.825% 0.800%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015
Global Opportunities Fund	0.900% 0.875% 0.850% 0.825% 0.800%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
Global Unconstrained Fund	0.950% 0.925% 0.900% 0.875% 0.850%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 17, 2022	February 17, 2024
Global Value Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
[Schedule A to Second Amended & Restated Investment Advisory Agreement]

High Income Fund	0.725% 0.700% 0.675% 0.650% 0.625%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $10 billion over $10 billion	March 12, 2014	June 30, 2015
International Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $500 million $500 million up to $750 million $750 million up to $1 billion $1 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
International Explorer Fund	1.050% 1.000%	up to $500 million over $500 million	May 6, 2022	May 6, 2024
International Small-Mid Fund	1.050% 1.025% 1.000% 0.975% 0.950%	up to $2 billion $2 billion up to $3 billion $3 billion up to $4 billion $4 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015
International Value Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Mid Cap Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Mid Cap Value Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Select Equity Fund	0.750% 0.725% 0.700% 0.675% 0.650%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 12, 2020	February 12, 2022
Small Cap Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Sustainable Emerging Markets Fund	0.850% 0.825% 0.800% 0.775% 0.750%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015
Value Fund	0.800% 0.760% 0.720% 0.680% 0.640%	up to $50 million $50 million up to $ 100 million $100 million up to $500 million $500 million up to $7.5 billion over $7.5 billion	March 12, 2014	June 30, 2015
Value Income Fund	0.700% 0.675% 0.650% 0.625% 0.600%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 17, 2022	February 17, 2024

[Schedule A to Second Amended & Restated Investment Advisory Agreement]

IN WITNESS WHEREOF, ARTISAN PARTNERS FUNDS, INC. and ARTISAN PARTNERS LIMITED PARTNERSHIP have each caused this Schedule A to be signed on its behalf by its duly authorized representative, all as of the day and year first written above.

Artisan Partners Funds, Inc.

By:    /s/ Sarah A. Johnson

Artisan Partners Limited Partnership

By:    /s/ Sarah A. Johnson
[Schedule A to Second Amended & Restated Investment Advisory Agreement]